Exhibit 99.1

FOR IMMEDIATE RELEASE

July 20, 2020

Investor Relations: Kate Walsh, Vice President of Investor Relations, 214-721-9696, kate.walsh@enlink.com

Media Relations: Jill McMillan, Vice President of Strategic Relations and Public Affairs, 214-721-9271, jill.mcmillan@enlink.com

EnLink Midstream Declares Second Quarter 2020 Distribution

DALLAS, July 20, 2020 — EnLink Midstream, LLC (NYSE: ENLC) (EnLink) today announced that its

Board of Directors declared a cash distribution of $0.09375 per common unit for the second quarter of 2020, which is unchanged from the first quarter 2020 distribution. The second quarter 2020 cash distribution will be paid on August 13, 2020, to unitholders of record on July 31, 2020.

About EnLink Midstream

EnLink Midstream reliably operates a differentiated midstream platform that is built for long-term, sustainable value creation. EnLink’s best-in-class services span the midstream value chain, providing natural gas, crude oil, condensate, and NGL capabilities. Our purposely built, integrated asset platforms are in premier production basins and core demand centers, including the Permian Basin, Oklahoma, North Texas, and the Gulf Coast. EnLink’s strong financial foundation and commitment to execution excellence drive competitive returns and value for our employees, customers, and investors. Headquartered in Dallas, EnLink is publicly traded through EnLink Midstream, LLC (NYSE: ENLC). Visit www.EnLink.com to learn how EnLink connects energy to life.

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